Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 27, 2006, except for Note 9 paragraphs 11 and 13, Note 10 paragraph 24, and Note 17, the date of which is April 30, 2006 relating to the consolidated financial statements and financial statement schedule of Access Devices, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Perelson Weiner, LLP

New York, New York
May 12, 2006